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                                                                    EXHIBIT 11.1

                         ALL COMMUNICATIONS CORPORATION
                        COMPUTATION OF INCOME PER SHARE

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
                                                                                               YEARS ENDED
                                                                                               DECEMBER 31,
                                                                                         ------------------------
                                                                                            1996          1995
                                                                                         ----------    ----------
Net income............................................................................   $   51,603    $    9,220
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Weighted average number of common shares outstanding..................................    1,816,804     1,723,287
Add -- Shares issuable from assumed conversion of 12% Convertible Subordinated Notes
  (as determined by the application of the treasury stock method in accordance with
  SAB 83, Topic 4-D)..................................................................      160,714       160,714
                                                                                         ----------    ----------
Weighted average number of common shares outstanding, as adjusted.....................    1,977,518     1,884,001
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Net income per share..................................................................      $.03          $.01
                                                                                         ----------    ----------
                                                                                         ----------    ----------

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